Exhibit 23.4

通 商 律 師 事 務 所

Commerce & Finance Law Offices

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel:(8610) 65693399   Fax: (8610) 65693838

Website: www.tongshang.com

September 20, 2019

Global Cord Blood Corporation

48th Floor, Bank of China Tower

1 Garden Road

Central, Hong Kong S.A.R.

Dear Sirs/Madams:

We hereby consent to the use of our name under the captions “Legal Matters”, “Experts” and “Enforcement of Civil Liabilities” in the registration statement on Form F-3 (the “Registration Statement”) filed by Global Cord Blood Corporation (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof, and under the headings “Item 3. Key Information —D. Risk Factors”, “Item 4. Information on the Company —B. Business Overview —Our Cord Blood Banking Services”, “Item 4. Information on the Company —B. Business Overview —Regulation” and “Item 5. Operating and Financial Review and Prospects —Our Financial Condition and Results of Operations” in the Annual Report on Form 20-F and Form 20-F/A for the fiscal year ended March 31, 2019 (the “Annual Report”), separately filed with the SEC on July 23, 2019 and August 14, 2019, incorporated by reference in the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices